UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Market Street, Suite 1100 Philadelphia, Pennsylvania	19106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code
(877) 258-3722

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

Merger Agreement

On September 2, 2015, Alteva, Inc., a New York corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MBS Holdings, Inc., a Delaware corporation (“Parent”), and Arrow Merger Subsidiary, Inc., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Consideration

At the time that the Merger becomes effective (the “Effective Time”), (i) each issued and outstanding common share of the Company, par value $0.01 per share (the “Common Stock”), other than certain excluded shares, will be converted automatically into the right to receive $4.70 in cash (the “Common Stock Merger Consideration”), and (ii) each issued and outstanding 5% Series Preferred Share of the Company, par value $100 per share, will be converted automatically into the right to receive $100 in cash, plus any accrued but unpaid dividends through the Closing Date (as defined in the Merger Agreement).

The Merger Agreement provides that, immediately prior to the Effective Time, any Company restricted stock will become fully vested and free of restrictions, and will be automatically converted into the right to receive the Common Stock Merger Consideration.  Any Company stock options outstanding immediately prior to the Effective Time will automatically become vested and exercisable and will be converted into the right to receive the Common Stock Merger Consideration less the exercise price per share of the applicable options.

Closing Conditions

Shareholders of the Company will be asked to vote on the adoption of the Merger Agreement and the approval of the Merger at a special shareholders meeting (the “Shareholders’ Meeting”) that will be held on a date to be determined and announced in accordance with the terms of the Merger Agreement.  Completion of the Merger is subject to various closing conditions, including, among others, (a) the affirmative vote of at least seventy percent (70%) of the outstanding shares of Common Stock entitled to vote at the Shareholders’ Meeting in favor of adopting the Merger Agreement and approving the Merger (the “Shareholder Approval”), (b) the receipt of required regulatory approvals and consents, and (c) the absence of any law, injunction, judgment, order, decree or ruling restraining or prohibiting consummation of the Merger.  Each party’s obligation to consummate the Merger is also subject to certain additional conditions, which include the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and obligations in all material respects (in each case, as contained in the Merger Agreement).  The Merger Agreement does not contain a financing condition.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by each of the Company, Parent and Merger Sub, and also contains customary covenants and agreements, including, among others, agreements by the Company to (i) carry on its business in the ordinary course consistent with past practice and (ii) refrain from undertaking a number of actions without the prior written consent of Parent (not to be unreasonably withheld), including, but not limited to, incurring indebtedness, settling claims or actions, certain matters related to capital expenditures, the declaration of dividends, the issuance or sale of equity interests, and amending material contracts (in each case, during the period from the date of the

Merger Agreement to the Effective Time).  The Merger Agreement provides that both parties shall use their reasonable best efforts to obtain all required regulatory approvals and consents.

Non-Solicitation and Termination

The Company is subject to customary non-solicitation restrictions on its ability to solicit, initiate, or knowingly encourage or take any actions to facilitate or encourage alternative acquisition proposals.  However, the Company may furnish non-public information to and negotiate with third parties who submit unsolicited alternative acquisition proposals at any time prior to receipt of the Shareholder Approval if the Company’s Board of Directors (the “Board”) determines: (i) in good faith after consultation with the Company’s legal counsel and financial advisor, that the alternative proposal constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement), and (ii) in good faith after consultation with the Company’s legal advisors, that failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law, in each case, subject to certain limitations set forth in the Merger Agreement.  Further, the Board may effect a Company Adverse Recommendation Change (as defined in the Merger Agreement) and the Company may terminate the Merger Agreement in order to enter into an alternative Acquisition Agreement (as defined in the Merger Agreement) in connection with a Superior Proposal, subject to payment by the Company to Parent of a termination fee in the amount of $873,000.  Such termination fee may be payable in connection with certain other terminations of the Merger Agreement.  In the event that the Shareholder Approval is not received, the Company will also be required to reimburse Parent’s expenses in an amount up to $750,000, which reimbursement would reduce any termination fee subsequently payable by the Company on a dollar-for-dollar basis.

Subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by January 20, 2016.

Qualification of Description

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

The Merger Agreement has been included as an exhibit to this filing to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company.  In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement.  The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure letters provided in connection with the signing of the Merger Agreement.  These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement

In connection with the execution of the Merger Agreement, on September 2, 2015, the directors and named executive officers (solely in their capacity as shareholders of the Company) entered into a Voting Agreement (the “Voting Agreement”) with Parent, whereby which such persons, among other matters, agreed to vote in favor of the adoption of the Merger Agreement and against any alternative acquisition proposals.

The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Voting Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

Item 8.01 - Other Events

On September 3, 2015, the Company and Momentum Telecom, Inc. issued a joint press release announcing, among other things, the Company’s entry into the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. On September 3, 2015, the Company’s management made a presentation to the Company’s employees about the Merger.  A copy of the materials used during the presentation are attached hereto as Exhibit 99.2 and incorporated herein by reference.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent.  In connection with the proposed Merger, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents.  THIS FILING DOES NOT CONSTITUTE A SOLICITATION OF ANY VOTE OR APPROVAL.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov.  In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at www.Alteva.com or by directing a request to:  Alteva, Inc., 400 Market Street, Suite 1100, Philadelphia, Pennsylvania 19106, Attn:  Investor Relations.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed Merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed Merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”) as filed with the SEC on March 17, 2015 and Amendment No. 1 to the Form 10-K as filed with the SEC on April 30, 2015.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements, which include statements regarding the proposed Merger between the Company and Parent, may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, and are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements.  These statements, as they relate to Alteva or the Parent, the management of either such company or the proposed Merger, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. Alteva intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Alteva’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements:  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed Merger due to the failure to obtain shareholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger; the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, suppliers, operating results and business generally and other risks and uncertainties described under “Item 1A. Risk Factors” in the Form 10-K and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015 and in other documents filed with the SEC by the Company.   Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Alteva disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties, financial reporting restatements, and forward-looking statements may be seen in Alteva’s Annual Report on Form 10-K and other periodic filings with the SEC.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated September 2, 2015, by and among MBS Holdings, Inc., Arrow Merger Subsidiary, Inc. and Alteva, Inc.

10.1	Form of Voting Agreement, entered into as of September 2, 2015, by and among the Parent and each Director and Executive Officer of the Company.

99.1	Joint Press Release of Momentum Telecom, Inc. and Alteva, Inc. dated September 3, 2015.

99.2	Alteva Employee Discussion Points.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alteva, Inc. (Registrant)

By:	/s/ Brian H. Callahan
Brian H. Callahan
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

Date:  September 3, 2015